As filed with the Securities and Exchange Commission on March 30, 2007
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXIDE TECHNOLOGIES
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-0552730 (I.R.S. employer identification number)
13000 Deerfield Parkway
Building 200
Alpharetta, Georgia 30004
(678) 566-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barbara A. Hatcher
Executive Vice President and General Counsel
Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, Georgia 30004
(678) 566-9000
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Timothy J. Melton
Edward B. Winslow
Jones Day
77 West Wacker
Chicago, Illinois 60601
(312) 782-3939

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Amount of
Title of Each Class of	Amount	Aggregate Offering	Registration
Securities to be Registered	to be Registered	Price (1)	Fee
Common Stock, par value $0.01 per share	(2)	(2)
Preferred Stock, par value $0.01 per share	(2)	(2)
Rights	(2)	(2)
Warrants	(2)	(2)
Depositary Shares (3)	(2)	(2)
Purchase Contracts	(2)	(2)
Units (4)	(2)	(2)
Debt Securities	(2)	(2)
Total	$500,000,000	$500,000,000(5)	$15,350

(1)	Information as to each class of securities to be registered is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933.
(2)	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices, with an aggregate public offering price not to exceed $500,000,000.
(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)	Each unit will be issued under a unit agreement or indenture and will represent an interest in a combination of any two or more of the securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such day as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 30, 2007

PROSPECTUS

Common Stock
Preferred Stock
Rights
Warrants
Depositary Shares
Purchase Contracts
Units
Debt Securities

$500,000,000

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. Such securities may be offered and sold by us in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $500,000,000. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus and may be further described in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus or in any other offering material related to the securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. Each prospectus supplement will provide the names of the underwriters, dealers or agents, if any, and the amount, price and terms of the plan of distribution relating to the securities to be offered pursuant to such prospectus supplement, as well as the net proceeds we expect to receive from such sale.

You should carefully consider the risk factors set forth in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the section entitled “Risk Factors” on page 2 of this prospectus, before making any decision to invest in any of the securities described in this prospectus.

Shares of our common stock are traded on The NASDAQ Global Market under the symbol “XIDE.” On March 29, 2007, the last reported sales price for our common stock was $8.65 per share.

You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest in any of these securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2007.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, and any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or the securities offered hereby. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

As permitted under the rules of the Securities and Exchange Commission, or SEC, this prospectus incorporates important business information about Exide Technologies that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find Additional Information.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus up to a total aggregate principal amount of $500,000,000. References in this prospectus to “Exide,” “the Company,” “we,” “us” and “our” refer to Exide Technologies and its consolidated subsidiaries.

This prospectus provides you with a general description of the securities. These summary descriptions are not intended to be complete descriptions of each security. Each time we offer the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, modify or supersede other information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the information described below under the headings “Incorporation by Reference” and “Where You Can Find Additional Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, and any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or the securities offered hereby. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934. You should also refer to the other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made and information contained in this prospectus and the documents we incorporate by reference herein, excluding historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be found throughout this prospectus and the documents we incorporate by reference. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently and describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or state other “forward-looking” information based on currently available information. The factors listed above under the heading “Risk Factors” and in other sections of this prospectus and the documents we incorporate by reference herein provide examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These statements include, among other things, the following:

•	projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items;

•	statements regarding our plans and objectives, including the introduction of new products or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities;

•	statements of future economic performance;

•	statements of assumptions, such as the prevailing weather conditions in our market areas, underlying other statements and statements about our business; and

•	statements regarding our ability to obtain amendments under our debt agreements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to the following general factors:

•	our ability to implement and fund our business strategies and restructuring plans based on current liquidity;

•	lead, which experiences significant fluctuations in market price and which, as a hazardous material, may give rise to costly environmental and safety claims, can affect our results because it is a major constituent in most of our products;

•	unseasonable weather (warm winters and cool summers), which adversely affects demand for automotive and some industrial energy batteries;

•	our reliance on a single supplier for our polyethylene battery separators;

•	a pending preliminary SEC inquiry;

•	our substantial debt and debt service requirements which restrict our operating and financial flexibility, and impose significant interest and financing costs and our ability to comply with the covenants in our debt agreements or obtain waivers of noncompliance;

•	we are subject to a number of litigation and regulatory proceedings, the results of which could have a material adverse effect on our business, financial condition or results of operations;

•	the realization of the tax benefits of our net operating loss carry forwards, which are dependent upon future taxable income;

•	the battery markets in North America and Europe are very competitive and, as a result, it is often difficult to maintain margins;

•	foreign operations involve risk such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests;

•	we are exposed to fluctuations in interest rates on our variable debt which can affect our results;

•	our ability to maintain and generate liquidity to meet our operating needs;

•	general economic conditions;

•	Asian batteries sold in North America and Europe at lower prices;

•	our ability to acquire goods and services or fulfill labor needs at budgeted costs;

•	our ability to attract and retain key personnel;

•	our ability to pass along increased material costs to our customers;

•	the loss of one or more of our major customers;

•	our significant pension obligations over the next several years;

•	the substantial management time and financial and other resources needed for our consolidation and rationalization of acquired entities; and

•	our ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. The forward-looking statements made in this prospectus and the documents we incorporate by reference relate only to events as of the date on which the statements are made. We undertake no obligation to update beyond that required by law any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities described in this prospectus as set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

The deficiency of earnings to fixed charges for each of the periods indicated is as follows (dollars in thousands):

Deficiency of Earnings to Fixed Charges

Predecessor Company					Successor Company
						Fiscal Year	Nine Months
			Period from		Period from	Ended	Ended
Fiscal Year Ended			April 1, 2004 to		May 6, 2004 to	March 31,	December 31,
2002	2003	2004	May 5, 2004		March 31, 2005	2006	2006

$301,159	$110,714	$90,109	$40,795	(1)	$449,218	$154,452	$82,570

(1)	Excludes gain on discharge of liabilities of $1,558,839 and fresh start accounting adjustments of $228,371.

For purposes of computing the ratios of earnings to fixed charges, earnings consist of income before provision for fixed charges, amortization of capitalized interest and unremitted earnings from equity investments, less interest capitalized and minority interest. Fixed charges include interest expense, amortization of deferred financing costs, amortization of original issue discount on notes and the portion of rental expense under operating leases deemed by us to be representative of the interest factor. The ratio of earnings to fixed charges was less than 1.00x for all periods presented in the table above. Earnings available for fixed charges were inadequate to cover fixed charges for such periods by the amounts indicated in the table.

We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because, as of the date of this prospectus, we had no preferred stock outstanding.

DESCRIPTION OF COMMON STOCK

The following description of our common stock and certain provisions of our certificate of incorporation and bylaws is a summary of the material terms thereof and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed with the SEC and are available for inspection. See “Where You Can Find Additional Information.”

Common Stock

As of March 28, 2007, our authorized common stock consisted of 100,000,000 shares of common stock, $0.01 par value per share, and 60,675,876 shares of our common stock were outstanding. In addition, shares of our common stock are issuable upon the exercise of conversion rights under our outstanding options, warrants and convertible notes. For more information regarding these convertible securities, see the information under the caption “Description of Securities Convertible into Common Stock.”

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, including the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they choose to do so. Our certificate of incorporation does not provide for cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor, and are entitled to receive, pro rata, all of our assets available for distribution to such holders upon liquidation. Holders of common stock have no preemptive or redemption rights. All outstanding shares of our common stock are fully paid and nonassessable.

The preceding description sets forth certain general terms and provisions of our common stock and is not complete. We encourage you to read our certificate of incorporation and bylaws for additional information before you decide whether to purchase any shares of our common stock.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

These provisions include, but are not limited to:

No Removal of Directors Without Cause

Directors may be removed by the shareholders only for cause.

Board Vacancies

Our certificate of incorporation authorizes our board of directors to fill vacant directorships or to increase the size of our board of directors, which may deter a shareholder from removing incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by this removal with its own nominees.

Cumulative Voting

Our certificate of incorporation does not authorize our shareholders the right to cumulative voting in the election of directors. As a result, shareholders may not aggregate their votes for a single director.

Shareholder Action Without a Meeting

Our bylaws prevent our shareholders from taking action without a meeting called in accordance with the bylaws. As a result, our shareholders cannot act by written consent.

Advance Notice of Director Nominees and Other Matters to Come Before Shareholder Meetings

Our bylaws require shareholders to notify us prior to the date which is 90 days before the anniversary of the last annual meeting of shareholders of any nominations they will propose for directors or other matters they wish to propose at the annual meeting.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of Delaware General Corporation Law

We are subject to the “business combination” statute of the Delaware General Corporation Law. In general, such statute prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any “interested shareholder” for a period of three years after the date of the transaction in which the person became an “interested shareholder,” unless:

•	the transaction is approved by our board of directors prior to the date the interested shareholder obtained such status;

•	upon consummation of the transaction which resulted in the shareholder becoming an “interested shareholder,” the “interested shareholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•	on or subsequent to such date the “business combination” is approved by our board of directors and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested shareholder.”

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Transfer Agent

American Stock Transfer & Trust Company is the transfer agent for our common stock.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock and certain provisions of our certificate of incorporation is a summary of the material terms thereof and is qualified in its entirety by the provisions of our certificate of incorporation, copies of which have been filed with the SEC and are available for inspection. See “Where You Can Find Additional Information.”

Pursuant to our certificate of incorporation, we are authorized to issue 1,000,000 shares of “blank check” preferred stock, $0.01 par value per share, which may be issued from time to time in one or more series upon authorization by our Board of Directors. No shares of preferred stock are issued or outstanding.

Our Board of Directors, without further approval of the shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of the preferred stock. The applicable prospectus supplement will describe the terms of any units in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the designation of such series;

•	the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation that such dividends shall bear to the dividends payable on any other class or classes or series of our capital stock, and whether such dividends shall be cumulative or non-cumulative;

•	whether the shares of such series shall be subject to redemption for cash, property or rights, including our securities or the securities of any other corporation, by us at either our option or the option of the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

•	whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or us or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of our capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

•	the restrictions, if any, on the issue or reissue of any additional preferred stock;

•	the rights of the holders of the shares of such series upon our voluntary or involuntary liquidation, dissolution or winding up; and

•	the provisions as to voting (which may be one or more votes per share or a fraction of a vote per share), optional or other special rights and preferences, if any.

Delaware law provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation for preferred stock.

The preceding description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the preferred stock so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the certificate of designation described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable certificate of designation for additional information before you decide whether to purchase any of our preferred stock.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or our preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreements or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	any applicable federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, common stock, preferred stock or depositary shares or any combination thereof. Warrants may be issued independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you decide whether to purchase any of our warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, number and terms of our debt securities, common stock, preferred stock or depositary shares or combination thereof, purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which such warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any applicable federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of its preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, preferred stock or depositary shares, warrants, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our debt securities, shares of common stock, preferred stock or depositary shares, warrants, or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any applicable federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising one or more of our securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement will describe the terms of any units in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities included in the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities included in the units;

•	any applicable federal income tax considerations; and

•	whether the units will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the units to which any prospectus supplement may relate. The particular terms of the units to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the units so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the units, unit agreements or unit certificates described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable unit agreement and unit certificate for additional information before you decide whether to purchase any of our units.

DESCRIPTION OF DEBT SECURITIES

This section describes certain general terms and provisions that we expect would be applicable to our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered hereby may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and a trustee. The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue an unlimited amount of debt securities under an indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable or convertible into shares of our common stock or preferred stock. The terms, if any, on which the debt securities may be exchanged for or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, New York, New York, as Depository, or a nominee of the Depository (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, the Depository, or its successor as the Depository and registered in the name of the Depository or a nominee of the Depository.

The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased securities represented by a global debt security. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that the Depository, its nominees and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global debt security.

We will wire principal, interest and any premium payments to the Depository or its nominee. We and the trustee will treat the Depository or its nominee as the owner of the global debt security for all purposes, including any notices and voting. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global debt security to owners of beneficial interests in a global debt security.

Unless we specify otherwise in the applicable prospectus supplement, the Depository will act as depository for debt securities issued as global debt securities. The debt securities will be registered in the name of Cede & Co. (the Depository’s partnership nominee).

The Depository is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository holds securities that its participants, or direct participants, deposit with the Depository. The Depository also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of direct participants of the Depository and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and the National Association of Securities Dealers, Inc. Access to the Depository system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, or indirect participants. The rules that apply to the Depository and its direct or indirect participants or, collectively, participants, are on file with the SEC. More information about the Depository can be found at www.dtcc.com.

Purchases of debt securities under the Depository system must be made by or through direct participants, which will receive a credit for the debt securities on the Depository’s records. The ownership interest of each actual purchaser of each debt security, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from the Depository of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with the Depository are registered in the name of the Depository’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of the Depository. The deposit of securities with the Depository and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. The Depository has no knowledge of the actual beneficial owners of the debt securities; the Depository’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to the Depository. If less than all of the debt securities within a series are being redeemed, the Depository’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.

Neither the Depository nor Cede & Co. (nor such other Depository nominee) will consent or vote with respect to the debt securities unless authorized by a direct participant in accordance with the Depository’s procedures. Under its usual procedures, the Depository mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, dividend, principal and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of the Depository. The Depository’s practice is to credit direct participants’ accounts, upon the Depository’s receipt of funds and corresponding detail information from us or the trustee on payable date in accordance with their respective holdings shown on the Depository’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of the Depository nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Depository) is the responsibility of us or the trustee, disbursement of such payments to direct participants will be the responsibility of the Depository, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

The Depository may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. We will issue certificated debt securities in exchange for each global debt security if the Depository is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act, and a successor Depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depository shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depository from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the Depository and the Depository’s book-entry system from sources we believe to be reliable. We take no responsibility for the accuracy of the information or for the Depository’s performance of its obligations under the rules and regulations governing its operations.

Any underwriters, dealers or agents of any debt securities may be direct participants of the Depository.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, or a successor person, and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction;

•	immediately after giving effect to the transaction, no event of default shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

Unless we provide otherwise in the applicable prospectus supplement, “event of default” will mean, with respect to any series of debt securities, any of the following:

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series within 30 days when due;

•	failure to deposit any sinking fund payment within 30 days of when due;

•	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

•	our bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) will necessarily constitute an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see the discussion under the heading “Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

•	the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we provide otherwise in the applicable prospectus supplement, we and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the Trust Indenture Act;

•	to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture as of the date of the indenture;

•	to allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or

•	to add additional obligors under the indenture and the securities.

Unless we provide otherwise in the applicable prospectus supplement, we and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	reduce the rate of interest on any debt security;

•	change the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium or interest on any debt security;

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

•	adversely affect the right to convert any debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged on the 91st day after the deposit with the trustee, in trust, of money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with certain of the restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture. The conditions include:

•	depositing with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit does not result in a breach or constitute a default under the indenture or any other agreement to which we are a party;

•	no default or event of default with respect to the debt securities shall have occurred and be continuing on the date of deposit or during the period ending 90 days after such date; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

If we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

We may appoint a separate trustee for any series of debt securities. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Each indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation;

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering; the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.

A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than the common stock, which is listed on The NASDAQ Global Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, rights, preferred stock, depositary shares, warrants, purchase contracts or units on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Any underwriters who are qualified market makers on The NASDAQ Global Market may engage in passive market making transactions in the securities on The NASDAQ Global Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume, price and other limitations of Rule 103.

Fees and Commissions

In compliance with the guidelines of the National Association of Securities Dealers, Inc., or the NASD, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any NASD member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

CERTAIN LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Jones Day, as our counsel, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2006 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to our financial statements and an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in our documents that we file with the SEC, which means that we disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement until we sell all of the securities. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed with the SEC on June 29, 2006 and the portions of the Proxy Statement dated July 28, 2006, as amended, that are incorporated by reference into the Form 10-K;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2006, filed with the SEC on August 8, 2006, September 30, 2006, filed with the SEC on November 9, 2006; and December 31, 2006, filed with the SEC on February 7, 2007;

•	our Current Report on Form 8-K, filed with the SEC on April 20, 2006;

•	our Current Report on Form 8-K, filed with the SEC on June 1, 2006;

•	our Current Report on Form 8-K (excluding the information set forth in Item 2.02 and Exhibit 99.2), filed with the SEC on June 29, 2006;

•	our Current Report on Form 8-K, filed with the SEC on July 6, 2006;

•	our Current Report on Form 8-K, filed with the SEC on August 4, 2006;

•	our Current Report on Form 8-K, filed with the SEC on August 8, 2006;

•	our Current Report on Form 8-K, filed with the SEC on August 23, 2006;

•	our Current Report on Form 8-K/A, filed with the SEC on August 24, 2006;

•	our Current Report on Form 8-K, filed with the SEC on August 28, 2006;

•	our Current Report on Form 8-K, filed with the SEC on September 19, 2006;

•	our Current Report on Form 8-K, filed with the SEC on September 26, 2006;

•	our Current Report on Form 8-K, filed with the SEC on October 20, 2006;

•	our Current Report on Form 8-K, filed with the SEC on November 6, 2006;

•	our Current Report on Form 8-K (excluding the information set forth in Item 2.02 and Exhibit 99.1), filed with the SEC on November 9, 2006;

•	our Current Report on Form 8-K, filed with the SEC on November 30, 2006;

•	our Current Report on Form 8-K, filed with the SEC on December 22, 2006;

•	our Current Report on Form 8-K, filed with the SEC on January 11, 2007;

•	our Current Report on Form 8-K, filed with the SEC on January 26, 2007;

•	our Current Report on Form 8-K, filed with the SEC on March 27, 2007;

•	our Current Report on Form 8-K, filed with the SEC on March 30, 2007; and

•	the description of our common stock and warrants set forth in a registration statement on Form 8-A, filed on May 6, 2004.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by written or oral request made to us at the following address or telephone number:
Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, GA 30004
(678) 566-9000
Attention: Corporate Secretary

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, prospectus and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains an internet website, at http://www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at http://www.exide.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

Common Stock
Preferred Stock
Rights
Warrants
Depositary Shares
Purchase Contracts
Units
Debt Securities

$500,000,000

PROSPECTUS

          , 2007

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses in connection with the shelf registration of an assumed amount of $500,000,000 of securities registered under this registration statement, other than any underwriting discounts and commissions. The actual amounts of such fees and expenses will be determined from time to time.

SEC registration fee	$15,350
Legal fees and expenses	20,000
Accounting fees and expenses	10,000
Printing and engraving expenses	30,000
Fees of trustee, registrar and transfer agent	25,000
Miscellaneous expenses(1)	50,000

Total	$150,350

(1)	Includes estimate of blue sky fees and expenses and NASD filing fees.

Item 15.	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any threatened, pending or completed actions, suits or proceedings in which such persons are made a party by reason of being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not excluding other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transactions from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitations of liability to the fullest extent permitted by Delaware General Corporation Law.

We have entered into indemnification agreements with certain of our officers and all members of our board of directors. The indemnification agreements provide that we will indemnify our officers and directors party thereto against any losses, expenses and taxes arising from any action taken against the officers and directors by reason of or relating to their status or actions taken in their capacity as our officers or directors. We are not responsible for indemnifying officers and directors for any action initiated or brought voluntarily by any officer or director against us or any of our employees.

We maintain standard policies of insurance under which coverage is provided (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.	Exhibits.

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on March 30, 2007.

EXIDE TECHNOLOGIES

By:	/s/ Gordon A. Ulsh
Gordon A. Ulsh
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barbara A. Hatcher and Brad S. Kalter and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signatures	Title	Date

/s/ Gordon A. Ulsh Gordon A. Ulsh	President, Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2007

/s/ Francis M. Corby Jr. Francis M. Corby Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2007

/s/ Phillip A. Damaska Phillip A. Damaska	Senior Vice President and Corporate Controller (Principal Accounting Officer)	March 30, 2007

/s/ John P. Reilly John P. Reilly	Chairman of the Board of Directors	March 30, 2007

/s/ Herbert F. Aspbury Herbert F. Aspbury	Director	March 30 2007

Signatures	Title	Date

/s/ Michael R. D’Appolonia Michael R. D’Appolonia	Director	March 30, 2007

/s/ David S. Ferguson David S. Ferguson	Director	March 30, 2007

/s/ Paul W. Jennings Paul W. Jennings	Director	March 30, 2007

/s/ Joseph V. Lash Joseph V. Lash	Director	March 30, 2007

/s/ Michael P. Ressner Michael P. Ressner	Director	March 30, 2007

/s/ Carroll R. Wetzel Carroll R. Wetzel	Director	March 30, 2007

EXHIBIT INDEX

Exhibit No.		Description

*1	.1	Form of underwriting or purchase agreement
3.1		Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2006).
3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K filed with the SEC on June 29, 2006).
*4	.1	Form of subscription rights certificate
*4	.2	Form of subscription agent agreement
*4	.3	Form of indenture for debt securities
*4	.4	Form of debt securities
*4	.5	Form of certificate of designations for preferred stock
*4	.6	Form of certificate for preferred stock
*4	.7	Form of depositary receipt
*4	.8	Form of depositary agreement
*4	.9	Form of warrant
*4	.10	Form of warrant agreement
*4	.11	Form of purchase contract
*4	.12	Form of unit certificate
*4	.13	Form of unit agreement
5.1		Opinion of Jones Day
12.1		Statement Regarding Computation of Ratio of Earning to Fixed Charges
23.1		Consent of Jones Day (included in Exhibit 5.1)
23.2		Consent of PricewaterhouseCoopers LLP
24.1		Power of Attorney (included in signature page)
*25	.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, by the trustee under the Indenture

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.